Exhibit 99.1

N E W S R E L E A S E

FOR IMMEDIATE RELEASE

MEDIA CONTACTS:

Jeannine Addams
Kristin Wohlleben
J.Addams & Partners, Inc.
404/231-1132 phone
jfaddams@jaddams.com
kwohlleben@jaddams.com

INVESTOR CONTACT:

Carol Knies
Senior Director of Investor Relations
Exide Technologies
678/566-9316 phone
carol.knies@exide.com

Exide Technologies Announces Estimated Net Sales, Adjusted EBITDA
and Free Cash Flow for Its Fiscal 2009 Second Quarter

Alpharetta, Georgia – October 6, 2008 – Exide Technologies (NASDAQ: XIDE, www.exide.com), a global leader in stored electrical energy solutions, today reported certain financial metrics for its fiscal 2009 second quarter ended September 30, 2008.

While it is not the Company’s normal practice to release certain financial information prior to formally reporting financial results of a period, Exide believes its fundamentals and strategic focus have not changed despite the recent turbulence in the financial markets.

Fiscal 2009 second quarter net sales are expected to increase 6% to $910 million versus net sales of $862 million in the prior year period.

Adjusted EBITDA for the fiscal 2009 second quarter is expected to be in the range of $61.0 million to $63.0 million versus $50.0 million for the same period in the prior year. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and restructuring charges. Our Adjusted EBITDA definition also adjusts reported earnings for the effect of non-cash currency re-measurement gains or losses, the non-cash gain or loss from revaluation of the Company’s warrants liability, impairment charges and non-cash gains or losses on asset sales as well as a specific exclusion for the loss on early extinguishment of debt recorded in the first quarter of fiscal 2008. Because the Company is still in the process of completing its interim financial statements for the fiscal quarter ended September 30, 2008, the Company is unable to provide a quantitative reconciliation of Adjusted EBITDA to net income, but notes that these adjustments, in the aggregate, have been significant in prior periods and could be significant in the current quarter. The Company is uncertain whether these adjustments will result in net income or (loss) for the fiscal quarter.

In addition, the Company expects Free Cash Flow for the fiscal 2009 second quarter to be approximately $37.0 million. This compares to a Free Cash Flow burn of ($40.8) million for the fiscal 2008 second quarter. The Company defines Free Cash Flow as cash from operating activities and cash from investing activities, both as measured in accordance with Generally Accepted Accounting Principles. Because the Company is still in the process of completing its interim financial statements for the fiscal quarter ended September 30, 2008, the Company is unable to provide a quantitative reconciliation of Free Cash Flow to the comparable GAAP financial measurement.

“The metrics released today indicate continued improvement from the prior year period which is a result of our continued focus on improving operational efficiencies and reducing costs,” stated Gordon Ulsh, President and CEO.

Lead costs have averaged $1,912 per metric ton and $2,110 per metric ton for the three and six month periods ended September 30, 2008. This compares to averages of $3,143 per metric ton and $2,660 per metric ton for the same periods of fiscal 2008.

The above financial information for the second quarter ended September 30, 2008 is preliminary in nature and subject to adjustment up or down based upon the actual closing of our global books for the month of September and the completion of our interim financial statements for the three months ended September 30, 2008.

Non GAAP Measurements

The Company uses Adjusted EBITDA as a key measure of its operational financial performance. This measure underlies the Company’s operational performance and excludes the nonrecurring impact of the Company’s current restructuring actions. The Company also believes Free Cash Flow provides useful information about the cash generated by our core operations after capital expenditures and the sale of non-core assets.

Additionally, the Company announced that it will host a conference call with the investment community on November 7, 2008 to discuss its financial results for the second quarter ended September 30, 2008.

The call will be hosted by Exide President and Chief Executive Officer, Gordon A. Ulsh, and other members of senior management.

Presentation materials for this conference call may be accessed on the Company’s Website at www.exide.com by clicking on the “Investor Relations” link and choosing “Presentations & Webcasts” on the right side of the screen.

Conference call details:

Date: November 7, 2008

Time: 10:00 a.m. Eastern Time

Dial-in number for U.S./Canada: 877-296-1542

Dial-in number for international callers: 706-679-5918

Conference ID: 67739550

A telephonic replay of the conference call is available:

Dates: from 1:00 p.m. ET November 7, 2008 to 11:59 p.m. ET November 21, 2008

Domestic dial-in: 800-642-1687

International dial-in: 706-645-9291

Passcode: 67739550

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About Exide Technologies

Exide Technologies, with operations in more than 80 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s four global business groups — Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World — provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.

Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about Exide, including its financial results, are available at www.exide.com.

Forward-Looking Statements

Except for historical information, this press release may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act. The Company undertakes no obligation to publicly update or revise any forward-looking statement in this or any prior forward-looking statements whether as a result of new information, future developments or otherwise.

Examples of forward-looking statements include, but are not limited to, (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items, (b) statements of plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance and (d) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following general factors such as: (i) the Company’s ability to implement and fund based on current liquidity business strategies and restructuring plans, (ii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (iii) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs, (iv) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (v) the realization of the tax benefits of the Company’s net operating loss carry forwards, which is dependent upon future taxable income, (vi) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (vii) competitiveness of the battery markets in North America and Europe, (viii) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (ix) general economic conditions, (x) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, (xi) the Company’s reliance on a single supplier for its polyethylene battery separators, (xii) the Company’s ability to successfully pass along increased material costs to its customers, and (xiii) the loss of one or more of the Company’s major customers for its industrial and transportation products.

Therefore, the Company cautions each reader of this press release carefully to consider those factors set forth above and those factors described in the Company’s Form 10-K filed on June 9, 2008 and its Form 10-Q filed on August 6, 2008, because such factors have, in some instances, affected and in the future could affect, the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.